Exhibit 23.2
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PricewaterhouseCoopers LLP 350 S. Grand Ave. Los Angeles CA 90071 Telephone (213) 356 6000 Facsimile (813) 637 4444

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quicksilver Resources Inc. of our report dated March 11, 2010 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in the Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 21, 2010